As filed with the Securities and Exchange Commission on June 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hess Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-4921002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Hess Corporation

Amended and Restated 2008 Long-Term Incentive Plan

(Full title of the plan)

Timothy B. Goodell

Senior Vice President and General Counsel

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

(Name and address of agent for service)

(212) 997-8500

(Telephone number, including area code, of agent for service)

Copy to:

David M. Johansen

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00	9,000,000(1)(2)	$65.60(3)	$590,400,000(3)	$68,604.48

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of shares that may be offered and sold as a result of anti-dilution provisions described in the Amended and Restated 2008 Long-Term Incentive Plan (the “Amended and Restated 2008 Incentive Plan”) of Hess Corporation (the “Registrant”).
(2)	Represents an additional 9,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Registrant issuable under the Amended and Restated 2008 Incentive Plan. The Registrant previously filed Registration Statements on Form S-8 (No. 333-150992, 333-167076 and 333-181704) with respect to shares issuable under the Amended and Restated 2008 Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc., on June 8, 2015.

EXPLANATORY NOTE

The Registrant has filed this Registration Statement on Form S-8 to register under the Securities Act the offer and sale of 9,000,000 shares of Common Stock of the Registrant under the Amended and Restated 2008 Incentive Plan. The shares are being registered in addition to the Common Stock previously registered for issuance on the Registrant’s Registration Statements on Form S-8 concerning the Registrant’s 2008 Long-Term Incentive Plan (the “2008 Incentive Plan”), the Registrant’s First Amendment to the 2008 Incentive Plan (as so amended, the “First Amended 2008 Incentive Plan”) and the Registrant’s Second Amendment to the 2008 Incentive Plan (as so amended, the “Second Amended 2008 Incentive Plan”) filed with the Securities and Exchange Commission (the “Commission”) on (i) May 16, 2008 (Reg. No. 333-150992) (the “2008 Registration Statement”), (ii) May 25, 2010 (Reg. No. 333-167076) (the “2010 Registration Statement”) and (iii) May 25, 2012 (Reg. No. 333-181704) (the “2012 Registration Statement”), respectively.

On March 4, 2015, the Board of Directors, subject to the requisite stockholders’ approval, amended and restated the Second Amended 2008 Incentive Plan to increase the number of shares of Common Stock that may be issued under the Second Amended 2008 Incentive Plan by 9,000,000 shares, to reduce the number of shares of Common Stock that may be issued upon forfeiture, settlement or termination without distribution of shares of outstanding awards under the Registrant’s second amended and restated 1995 long-term incentive plan and to provide for certain share counting changes (as so amended and restated, the “Amended and Restated 2008 Incentive Plan”). On May 6, 2015, the Amended and Restated 2008 Incentive Plan was approved by the stockholders at the Registrant’s Annual Meeting of Stockholders. In accordance with Instruction E to the General Instructions to Form S-8, the Registrant is registering the additional 9,000,000 shares of Common Stock, which may be offered and sold under the Amended and Restated 2008 Incentive Plan pursuant to this Registration Statement, and the contents of the 2008 Registration Statement, as supplemented, amended or superseded by the 2010 Registration Statement and the 2012 Registration Statement, are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated 2008 Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including information specifically incorporated by reference into the Form 10-K from the Registrant’s Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Stockholders, filed with the Commission on April 2, 2015;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 27, 2015, March 9, 2015 and May 12, 2015

(4)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 (No. 333-202379) filed pursuant to the Securities Act on February 27, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.

ITEM 8. EXHIBITS.

The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 12, 2015.

HESS CORPORATION

By:	/s/ John P. Rielly
Name: John P. Rielly
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John B. Hess, Timothy B. Goodell and John P. Rielly, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations or requirements of the Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Registrant) to (i) the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Commission registering shares of Common Stock of the Registrant reserved for issuance pursuant to the Amended and Restated 2008 Incentive Plan, and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments); and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John B. Hess John B. Hess	Director and Chief Executive Officer (Principal Executive Officer)	June 12, 2015

/s/ Mark R. Williams, Ph.D. Mark R. Williams, Ph.D.	Chairman of the Board and Director	June 12, 2015

/s/ Rodney F. Chase Rodney F. Chase	Director	June 12, 2015

/s/ Terrence J. Checki Terrence J. Checki	Director	June 12, 2015

/s/ Harvey Golub Harvey Golub	Director	June 12, 2015

/s/ Edith E. Holiday Edith E. Holiday	Director	June 12, 2015

/s/ Risa Lavizzo-Mourey, MD Risa Lavizzo-Mourey, MD	Director	June 12, 2015

/s/ David McManus David McManus	Director	June 12, 2015

/s/ Kevin O. Meyers, Ph.D. Kevin O. Meyers, Ph.D.	Director	June 12, 2015

/s/ John H. Mullin III John H. Mullin III	Director	June 12, 2015

/s/ James H. Quigley James H. Quigley	Director	June 12, 2015

/s/ Fredric G. Reynolds Fredric G. Reynolds	Director	June 12, 2015

/s/ John P. Rielly John P. Rielly	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2015

/s/ William G. Schrader William G. Schrader	Director	June 12, 2015

/s/ Robert N. Wilson Robert N. Wilson	Director	June 12, 2015

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5	Opinion of White & Case LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of DeGolyer and MacNaughton.

23.3	Consent of White & Case LLP (included in the Opinion of White & Case LLP filed as Exhibit 5).

24	Powers of Attorney (included on the Signature Page of this registration statement).

99	Amended and Restated 2008 Long-Term Incentive Plan of the Registrant, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 12, 2015.